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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SUPERNUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPERNUS PHARMACEUTICALS, INC.
1550 East Gude Drive
Rockville, MD 20850
(301) 838-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M.,
MAY 21, 2015

To the Stockholders of Supernus Pharmaceuticals, Inc.:

        NOTICE IS HEREBY GIVEN THAT the 2015 Annual Meeting of the Stockholders of Supernus Pharmaceuticals, Inc., a Delaware corporation ("Supernus"), will be held at the executive offices of Supernus, located at 1550 East Gude Drive, Rockville, MD 20850 on May 21, 2015 at 10:00 A.M. for consideration of and action upon the following matters:

  1.
  to elect two (2) directors to hold office for the ensuing three years and until their successors have been duly elected and qualified;

  2.
  to ratify the appointment of Ernst &Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

  3.
  to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 23, 2015 as the Record Date for the determination of holders of common stock of Supernus entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. For at least 10 days prior to the Annual Meeting date, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination by stockholders for any purpose germane to the Annual Meeting during normal business hours at our corporate headquarters at 1550 East Gude Drive, Rockville, MD 20850. The list of stockholders and their stockholdings will also be available at and for the duration of the Annual Meeting on May 21, 2015.

        THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUPERNUS.

        STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (a) NOTIFYING THE SECRETARY OF SUPERNUS IN WRITING, (b) DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 21, 2015. THE PROXY STATEMENT AND 2014 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.edocumentview.com/SUPN.

BY ORDER OF THE BOARD OF DIRECTORS:

Jack A. Khattar, Secretary
March 30, 2015

SUPERNUS PHARMACEUTICALS, INC.
1550 East Gude Drive
Rockville, MD 20850
(301) 838-2500
DATED March 30, 2015

PROXY STATEMENT

        This Proxy Statement is furnished with the attached Notice of Annual Meeting and with the accompanying Proxy on or about April 6, 2015, to each stockholder of record of Supernus Pharmaceuticals, Inc. ("Supernus" or the "Company") as of the close of business on March 23, 2015 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of Supernus to be held on May 21, 2015 at 10:00A.M. at the executive offices of Supernus, located at 1550 East Gude Drive, Rockville, MD 20850, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

        Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on March 23, 2015, the total number of shares of our common stock (the "Common Stock") outstanding was 46,779,242 shares. Each share of Common Stock will be entitled to one vote per share on all business to come before the Annual Meeting.

QUORUM AND REQUIRED VOTE

        The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a broker that is a record holder of common stock does not return a signed Proxy, the shares of Common Stock represented by such Proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the meeting for purposes of determining the presence of a quorum.

        A plurality of the votes cast is required for the election of directors. In the event that neither a "For" nor a "Withhold" vote is cast for a director, such non-votes will have no impact on the outcome of the election of directors. The rules that determine how your broker can vote your shares state that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes will have no effect on the outcome of the election of directors.

        An affirmative vote of the majority of the votes cast, present in person or by proxy at the meeting, is required for the approval of Proposal 2. Abstentions will have the effect of a "no" vote with respect to Proposal 2 and broker non-votes will have no effect on the outcome of these proposals.

REVOCABILITY OF PROXY

        Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of Supernus in writing, delivering a duly executed Proxy bearing a later date or attending the Annual Meeting and voting in person.

DISSENTER'S RIGHT OF APPRAISAL

        The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

 PERSONS MAKING THE SOLICITATION

        The accompanying Proxy is being solicited on behalf of the Board of Directors of Supernus. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or electronic transmission by directors, officers or other employees of Supernus, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by us. We will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2015 by: (i) any person who, to our knowledge, owns 5% or more of the common stock on an as-converted basis, (ii) our named executive officers+ and our directors and director nominees individually, and (iii) all of our executive officers and directors, as a group. Unless otherwise indicated, the address for each of the stockholders listed in the table below is c/o Supernus Pharmaceuticals, Inc., 1550 East Gude Drive, Rockville, Maryland 20850.

        Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of March 23, 2015 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders' name.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders:
New Enterprise Associates 11, Limited Partnership and its affiliates(1)	10,650,000	22.8
c/o New Enterprise Associates
1954 Greenspring Drive Suite 600
Timonium, MD 21093
Abingworth Bioventures IV LP and its affiliates(2)	2,879,328	6.2
c/o Abingworth Management Inc
890 Winter Street, Suite 150
Waltham, MA 02451
Ardsley Partners I and its affiliates(3)	2,825,000	6.0
262 Harbor Drive
Stamford, CT 06902
Discovery Group I, LLC(4)	2,785,153	5.6
191 North Wacker Drive, Suite 1685
Chicago, IL 60606

+
The named executive officers ("NEOs") consist of our Chief Executive Officer and our two most highly compensated officers other than the Chief Executive Officer.

Executive Officers and Directors:
Jack A. Khattar(5)	1,773,073	3.8
Gregory S. Patrick(6)	138,684	*
Padmanabh P. Bhatt, Ph.D.(7)	154,806	*
Jones W. Bryan, Ph.D.(8)	150,480	*
Stefan K.F. Schwabe, M.D., Ph.D.(9)	75,976	*
Victor L. Vaughn(10)	56,287	*
M. James Barrett, Ph.D.(11)	10,666,179	22.8
Georges Gemayel	—	*
Frederick M. Hudson(12)	29,929	*
Charles W. Newhall, III(13)	16,179	*
William A. Nuerge(14)	39,929	*
John M. Siebert, Ph.D.(15)	35,742	*
All executive officers and directors as a group (11 persons)	13,137,264	27.7

*
Less than one percent.

(1)
The number of shares beneficially owned consists of (a) 10,641,250 shares of common stock held by New Enterprise Associates 11, Limited Partnership ("NEA 11"); and (b) 8,750 shares of common stock held by NEA Ventures 2005, L.P. ("Ven 2005"). The shares directly held by NEA 11 are indirectly held by NEA Partners 11, Limited Partnership ("NEA Partners 11"), the sole general partner of NEA 11, NEA 11 GP, LLC ("NEA 11 LLC"), the sole general partner of NEA Partners 11, and each of the individual Managers of NEA 11 LLC. The individual Managers (collectively, the "Managers") of NEA 11 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Krishna "Kittu" Kolluri and Scott D. Sandell. NEA Partners 11, NEA 11 LLC and the Managers share voting and dispositive power over the shares directly held by NEA 11. The shares directly held by Ven 2005 are indirectly held by J. Daniel Moore, the general partner of Ven 2005, who holds voting and dispositive power over the shares directly held by Ven 2005. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein, if any.

(2)
The number of shares beneficially owned consists of (a) 2,854,854 shares of common stock held by Abingworth Bioventures IV LP ("ABV IV"); and (b) 24,474 shares of common stock held by Abingworth Bioventures IV Executives LP "(ABV IV Executives"). Abingworth Bioventures IV, LP. Abingworth Management Limited "(AML") serves as investment manager of each of ABV IV and ABV IV Executives and may be deemed to share voting and dispositive power with respect to the securities owned by ABV IV and ABV IV Executives.

(3)
The number of shares beneficially owned is based on a Form 13G/A filed with the SEC on February 17, 2015, and consists of (a) 930,300 shares beneficially owned by Ardsley Partners Fund II, L.P. ("APII"), (b) 774,700 shares beneficially owned by Ardsley Partners Institutional Fund, L.P. ("Ardsley Institutional"), (c) 95,000 shares beneficially owned by Ardsley Partners US. Equity UCITS Fund, plc ("Ardsley US Equity"), (d) 25,000 shares beneficially owned by Ardsley Healthcare Fund, L.P. ("Ardsley Healthcare"), (e) 65,000 shares beneficially owned by Ardsley Ridgecrest Partners Fund, L.P. ("Ardsley Ridgecrest") and (f) 935,000 shares beneficially owned by certain accounts managed by Philip J. Hempleman ("Mr. Hempleman"). Ardsley Partners I ("Ardsley Partners") is a New York general partnership which serves as General Partner of AP II, Ardsley Institutional and Ardsley Ridgecrest. Mr. Hempleman is (i) the Managing Partner of

  Ardsley Advisory Partners, a New York general partnership which serves as Investment Advisor to AP II, Ardsley Institutional, Ardsley Healthcare and Ardsley Ridgcrest and as Sub-Advisor to Ardsley US Equity, and Ardsley Partners, (ii) the General Partner of Ardsley Healthcare, and (iii) the manager of certain other accounts that hold shares of the Company's common stock. Each of these Reporting Persons has shared voting power and shares dispositive power with respect to all of the shares.

(4)
The number of shares is based on information provided in a Schedule 13D filed by Discovery Group I, LLC ("Discovery Group") with the SEC on September 11, 2014. Discovery Equity Partners, L.P. ("Equity Partners") beneficially owns 2,785,153 shares of common stock. Discovery Group is the sole general partner of Equity Partners. Daniel J. Donoghue and Michael R. Murphy are the sole managing members of Discovery Group. As a consequence, Discovery Group and Messrs. Donoghue and Murphy maybe deemed to share beneficial ownership and shared voting and dispositive power of all shares of common stock owned by Equity Partners.

(5)
Includes 1,101,000 shares of common stock held by KBT Trust and 233,500 shares of common stock issuable to Mr. Khattar upon exercise of options that vest within 60 days of March 23, 2015.

(6)
Includes 126,250 shares of common stock issuable to Mr. Patrick upon the exercise of options that vest within 60 days of March 23, 2015.

(7)
Includes 47,500 shares of common stock issuable to Dr. Bhatt upon the exercise of options that vest within 60 days of March 23, 2015.

(8)
Includes 82,500 shares of common stock issuable to Dr. Bryan upon the exercise of options that vest within 60 days of March 23, 2015. Dr. Bryan resigned from the Company effective April 9, 2015.

(9)
Includes 67,500 shares of common stock issuable to Dr. Schwabe upon the exercise of options that vest within 60 days of March 23, 2015.

(10)
Includes 50,000 shares of common stock issuable to Mr. Vaughn upon the exercise of options that vest within 60 days of March 23, 2015.

(11)
The number of shares beneficially owned consists of 10,650,000 shares of common stock as described in note (1) above. Dr. Barrett, a member of our Board of Directors, is a Manager of NEA 11 LLC, and disclaims beneficial ownership of the shares of capital stock held by NEA 11, except to the extent of his pecuniary interest therein, if any. The number of shares beneficially owned also includes 16,179 shares of common stock issuable to Dr. Barrett upon the exercise of options within 60 days of March 23, 2015.

(12)
Includes 24,929 shares of common stock issuable to Mr. Hudson upon the exercise of options within 60 days of March 23, 2015.

(13)
Includes 16,179 shares of common stock issuable to Mr. Newhall upon the exercise of options within 60 days of March 23, 2015.

(14)
Includes 16,179 shares of common stock issuable to Mr. Nuerge upon the exercise of options within 60 days of March 23, 2015.

(15)
Includes 16,179 shares of common stock issuable to Dr. Siebert upon the exercise of options within 60 days of March 23, 2015.

 PROPOSAL 1
ELECTION OF DIRECTORS

        In April 2012, our stockholders approved the Company's Amended and Restated Certificate of Incorporation, which divided the Board of Directors into three classes, as nearly equal in number as possible, with one class standing for election each year for a three-year term. The term of the Class III directors will expire at the 2015 Annual Meeting of Stockholders, the term of the Class I directors will expire at the 2016 Annual Meeting of Stockholders and the term of the Class II directors will expire at the 2017 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

        Our Board of Directors shall be not fewer than 5 and not more than 15 members. At our Annual Meeting, two directors are to be elected. The Board of Directors recommends that stockholders elect Georges Gemayel, Ph.D. and John M. Siebert, Ph.D. to hold office until the 2018 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. This slate of directors recommended and approved by the Board of Directors was determined following an assessment by the Board of Directors of the skill set and experience of such persons. Concerning the nominees named below, Dr. Siebert was elected as a director at the Annual Meeting of Stockholders held on January 27, 2012, and Dr. Gemayel was appointed by the Board of Directors in March 2015 to fill a vacancy created by the resignation of a prior Board member. The person designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason the nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that the nominees will be unable or unwilling to serve if elected, and the nominees have expressed their intention to serve the entire term for which election is sought. The proxies cannot be voted for a greater number of persons than the number of nominees named which are two nominees.

        We are not aware of any adverse proceedings between any director, officer, affiliate or beneficial owner of the company.

        The following table sets forth below the name, age, service dates and respective position with the Company of each member of our Board of Directors:

Name	Age	Director Since	Position
Class I Directors (Term maturing in 2016)
Jack A. Khattar	53	2005	President, Chief Executive Officer & Secretary, Director
M. James Barrett, Ph.D.(2)(3)	72	2005	Director and Chairman of the Board
William A. Nuerge(1)(2)	62	2006	Director
Class II Directors (Term maturing in 2017):
Frederick M. Hudson(1)	69	2010	Director
Charles W. Newhall, III(3)	70	2005	Director
Class III Directors (Term maturing in 2015):
Georges Gemayel, Ph.D.	54	2015	Director
John M. Siebert, Ph.D.(1)(2)	75	2011	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Governance and Nominating Committee

Biographical Information

        The following is a brief biography of each nominee for election of director and a discussion of the specific experience, qualifications, attributes or skills that led the Board of Directors to select that director for nomination.

Class III Nominees for Term of Office to Expire in 2018:

        Georges Gemayel, Ph.D., was appointed as a director of the Company effective March 23, 2015. Since 2010, he has served as a consultant for several biotechnology companies and venture capital funds. From February 2011 to December 2012, Dr. Gemayel served as Executive Chairman of Syndexa Pharmaceuticals Corp., a privately held drug development company. Prior to that, in 2010 Dr. Gemayel served as Executive Chairman of FoldRx until its acquisition by Pfizer. From June 2008 until November 2009, Dr. Gemayel served as President and CEO of Altus Pharmaceuticals, a publicly traded pharmaceutical company. In November 2009, while Dr. Gemayel was President, Chief Executive Officer and a director, Altus Pharmaceuticals filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and ceased operations at such time. From 2003 to 2008, he was Executive Vice President at Genzyme Corporation where he was responsible for Genzyme's global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann La-Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University in Paris, France. Dr. Gemayel currently serves as Chairman of the Board of Directors of Oxthera, Epitherapeutics and Orphazyme, all privately held companies, and as Director of Raptor Pharmaceuticals (a NASDAQ listed company) since January 2015. He was previously a director of Adolor Corporation, a publicly traded company acquired by Cubist Pharmaceuticals, Inc., a director at Prosensa acquired by Biomarin, a director at NPS acquired by Shire and the Chairman of Vascular Magnetics, a privately owned company. We nominated Dr. Gemayel to the Board of Directors due to his over 25 years of experience in the pharmaceutical industry, including management and executive positions spanning the United States, Europe and the Middle East.

        John M. Siebert, Ph.D., has served as a member of our Board since 2011. Dr. Siebert has over 30 years experience in the pharmaceutical industry. Since 2014, Dr. Siebert has been CEO of Chase Pharmaceuticals. From 2011 to 2014, Dr. Siebert was Chief Operating Officer of New Rhein Healthcare Investors, LLC, a healthcare-based private equity group. Since 2009, Dr. Siebert has been Chairman and CEO of Compan Pharmaceuticals, LLC, a veterinary specialty pharmaceutical company. From 2004 to 2009, Dr. Siebert served as Chairman and CEO at CyDex Pharmaceuticals Inc., a specialty pharmaceutical company. From 1995 through 2003, Dr. Siebert served as President and CEO of CIMA, an innovative oral drug delivery company. Dr. Siebert started his career at Procter & Gamble. He is currently a member of the audit committee of the Board of Directors and is the chairman of the Compensation Commitee of Aradigm, Inc. He is a member of the Board of Directors of Accu-Break Pharmaceuticals, Inc. Dr. Siebert holds a B.S. in Chemistry from Illinois Benedictine University, an M.S. in Organic Chemistry from Wichita State University and a Ph.D. in Organic Chemistry from the University of Missouri. Dr. Siebert's substantial operational and business experience with companies in the healthcare sector, combined with his scientific experience, qualify him to serve as a director.

        The Board of Directors recommends a vote "FOR" the election of the Class III nominees to the Board of Directors named above.

Class I Directors Continuing for Term of Office Expiring in 2016:

        Jack A. Khattar is the founder of our Company and has served as our President, Chief Executive Officer and Secretary and a Director since 2005. From 1999 to 2005, Mr. Khattar served in various positions during that time as a Board member, President and CEO of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc's Executive Committee. Prior to that, Mr. Khattar served as an Executive Officer and the Chairman of the Management Committee at CIMA Labs Inc. ("CIMA"), a drug delivery company that is currently a division of Cephalon. At CIMA, he was also responsible for business development, including the licensing of CIMA's technologies, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis, Playtex and Kodak in various locations, including the United States, Europe and the Middle East. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania. Mr. Khattar's leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 20 years of industry experience in the development and commercialization of pharmaceutical products and drug delivery technologies, qualify him to be a director.

        M. James Barrett, Ph.D., has served as the Chairman of our Board since 2005. Since September 2001, Dr. Barrett has been a general partner of New Enterprise Associates, Inc. ("NEA"), where he specializes in biotechnology and works with members of NEA's healthcare investment group on medical devices, healthcare information systems and healthcare services companies. He is currently a member of the Board of Directors of each of the publicly-traded companies Amicus Therapeutics, Inc., Clovis Oncology, Inc., GlycoMimetrics Inc., Loxo Oncology, Inc., Roka Bioscience, Inc. and Zosano Pharma Corporation. Within the past five years, he has served on the Board of Directors of each of the publicly-traded companies Targacept, Inc., CoGenesys, Inc. (acquired by Teva Pharmaceuticals Industries, Inc.), Iomai Corporation (acquired by Intercell AG), MedImmune, LLC (acquired by AstraZeneca), Pharmion Corporation (acquired by Celgene Corporation) and, Inhibitex (acquired by Bristol-Myers Squibb Co.). As a result of Dr. Barrett's tenure as a general partner of NEA, he has served on numerous Boards of Directors of both public and private companies in the healthcare sector and brings to our Board of Directors significant first-hand experience in shaping strategic direction as a pharmaceutical company matures from a private venture-backed company to a development-stage public company and then to a product revenue-generating company. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his MBA from the University of Santa Clara, and a B.S. in Chemistry from Boston College. Dr. Barrett's substantial experience with public and private companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director.

        William A. Nuerge has served as a member of our Board since 2006. Since 2008, Mr. Nuerge has been a managing partner of Fortress Pharms, LLC. From 2004 to 2007, Mr. Nuerge served as a director and President and CEO of Xanodyne Pharmaceuticals. From 1997 to 2004, he served as President and CEO of Shire US, Inc. Prior to that, Mr. Nuerge served as Chief Operating Officer of Richwood Pharmaceuticals Company, Inc. from 1994 to 1997, which subsequently merged with Shire plc in 1997. Mr. Nuerge earned his B.S. degree from Purdue University and his MBA from Wesleyan University. Mr. Nuerge's significant operational and business experience with life science companies qualify him to serve as a director.

Class II Directors Continuing for Term of Office Expiring in 2017:

        Frederick M. Hudson has served as a member of our Board since 2010. Mr. Hudson retired as a partner in charge of the health care audit practice for the Washington—Baltimore business unit of the accounting firm of KPMG, LLP on January 1, 2006 after a 37-year career with the firm. He currently serves in a board capacity with the Board of Financial Administration of the Catholic Archdiocese of

Baltimore. He chairs the audit committees of each of the Boards of Directors of Aradign Corporation and Educate, Inc. He chairs the finance committee of the Board of Directors of GBMC Healthcare, Inc. and its affiliate, Greater Baltimore Medical Center. He is also a director of Maxim Health Care Services, Inc. Mr. Hudson received a B.S. in Accounting from Loyola University Maryland and is a Certified Public Accountant. Mr. Hudson's extensive accounting and health care audit experience qualify him to serve as a director.

        Charles W. Newhall, III has served as a member of our Board since 2005. In 1977, Mr. Newhall co-founded NEA, a venture capital firm that focuses on the medical and life sciences and information technology industries, from which he retired effective December 31, 2012. To date, Mr. Newhall has served as a director of over 50 venture-backed companies. Some of his current Board memberships include Vitae Pharmaceuticals, NeuroPace, Inc. and Interfusio. In 1986, he founded the Mid-Atlantic Venture Capital Association ("MAVA"), which now has over 80 venture capital firms that are members, and is one of the most active regional venture associations in the country. He is Chairman Emeritus of MAVA. He has served as an advisor to Greenspring Associates since 2012. Before NEA, Mr. Newhall was a Vice President of T. Rowe Price. He served in Vietnam commanding an independent platoon including an initial reconnaissance of Hamburger Hill. His decorations include the Silver Star and Bronze Star V (1st OLC). He earned an Honors Degree in English from the University of Pennsylvania and an MBA from Harvard Business School. Mr. Newhall's substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. A copy of the Code of Ethics is currently available at www.supernus.com. Supernus will publicly disclose any waivers or amendments to the Code of Ethics that apply to the chief executive officer and senior financial officers pursuant to the requirements of the SEC.

Composition of Our Board of Directors

        Our Board of Directors currently consists of seven members. Our Class I directors were elected by our stockholders at the 2013 Annual Meeting of Stockholders, our Class II directors were elected by our stockholders at the 2014 Annual Meeting of Stockholders, and one of our Class III directors was elected pursuant to the Board composition provisions of our stockholders voting agreement prior to our initial public offering in May 2012, and the other Class III Director was appointed by the Board of Directors in March 2015 to fill a vacancy created by the resignation of a prior Board member. Our Governance and Nominating Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not limited to race, gender or national origin. We have no formal policy regarding Board diversity. Our Governance and Nominating Committee and Board of Directors' priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.

Description of Director Qualifications, Nominating Process and Stockholder Nominations

        Members of our Board of Directors should meet certain minimum qualifications including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements,

(2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Board of Directors may consider a variety of other qualities and skills, including (i) expertise in the businesses in which Supernus may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and Supernus' charter and bylaws.

        The Governance and Nominating Committee of the Board of Directors will annually assess the qualifications, expertise, performance and willingness to serve of our existing directors. If at this time, or at any other time during the year, the Governance and Nominating Committee determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Governance and Nominating Committee will then initiate the search, working with staff support and seeking input from Board directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Board of Directors which will then prioritize the candidates and determine if any of the members of the Board or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Governance and Nominating Committee will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Board of Directors for final evaluation. The Board of Directors will meet to consider such recommendations and to approve the final candidate, and will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

        The Board of Directors will consider director candidates recommended by our stockholders in accordance with the following procedures. Stockholders may make recommendations with regard to nominees for election to the Board of Directors at future Annual Meetings of stockholders by submitting in writing a notice, received by the Secretary of Supernus, no earlier than 120 days and no later than 90 days prior to the anniversary date of the prior year's meeting, or, if we did not have an Annual Meeting of Stockholders in the prior year or if the date of the current year's Annual Meeting is more than 30 days before or after the anniversary date of the prior year's Annual Meeting, on or before 15 days after the date on which the date of the current year's Annual Meeting is first disclosed in a public statement. Such recommendations or notices of nomination must set forth (i) all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder. With respect to nominations, notices of nominations must include the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, stockholders submitting nominations must provide certain information pertinent to them. In making recommendations or nominations, stockholders must adhere to all of the required procedures set forth in our Amended and Restated Bylaws, a copy of which has been filed with the SEC. Stockholders should also consider the minimum qualifications determined by our Board of Directors for Board members as noted elsewhere in this Proxy Statement. All nominees for director, including nominees recommended by a stockholder, shall be evaluated on the same basis.

Director Independence

        Our common stock is listed on The NASDAQ Global Market. Under Rules 5605 and 5615 of the Nasdaq Marketplace Rules, a majority of a listed company's Board of Directors must be comprised of independent directors. In addition, the Nasdaq Marketplace Rules ("Marketplace Rules") require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an "independent director" if, in the opinion of that company's Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable rules and regulations of the SEC and The NASDAQ Global Market. Our Board of Directors has determined that each of the current directors meets the independence requirement of the Marketplace Rules, with the exception of Mr. Khattar, who serves as our Chief Executive Officer. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

        Our Board of Directors has elected to separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the Company's strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. The Company believes that this separation of duties allows the Chief Executive Officer and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the Company. Mr. Khattar serves as President and Chief Executive Officer and Dr. Barrett serves as Chairman of the Board of Directors. The Chief Executive Officer and Chairman work closely together to execute the strategic plan of the Company.

        While our bylaws and corporate governance guidelines do not require that the Chief Executive Officer and Chairman positions be separate, the Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time. We believe the combination of Mr. Khattar as President and Chief Executive Officer and Dr. Barrett as Chairman is an effective leadership structure for Supernus. The division of duties allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

Board of Directors' Role in the Oversight of Risk Management

        Management is responsible for the day-to-day management of risks that we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the full Board of Directors, which has generally retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through reports directly from officers responsible for oversight of particular risks within our Company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. As a critical part of this risk management oversight role, the Board of Directors encourages full and open communication between management and the Board of Directors. Our Chairman meets periodically with the President and Chief Executive Officer to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board of Directors periodically receives presentations from senior management on strategic matters involving the Company's operations to enable it to understand the Company's risk identification, risk management and risk mitigation strategies. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The oversight of risk management in the areas of compensation policies and programs, and Board organization, membership and structure are the responsibilities of the full Board of Directors.

Committees of the Board of Directors

        Our Board of Directors has established an Audit Committee, Compensation Committee and Governance and Nominating Committee. Our Board of Directors approved our Audit Committee, Compensation Committee and Governance and Nominating Committee charters, under which the respective committees operate.

Audit Committee

        The current members of our Audit Committee are Mr. Hudson, who is the chair of the committee, Dr. Siebert and Mr. Nuerge. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Global Market. Our Board has determined that Mr. Hudson is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of The NASDAQ Global Market as a result of his experience as a partner in the accounting firm of KPMG LLP and his service as chair of the audit committee of other companies. Mr. Hudson, Dr. Siebert and Mr. Nuerge are independent directors as defined under the applicable rules and regulations of the SEC and The NASDAQ Global Market. The Audit Committee held four meetings during the last fiscal year. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. Our audit committee's responsibilities include:

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  overseeing our corporate accounting and financial reporting process;

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  evaluating the independent auditors' qualifications, independence and performance;

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  determining the engagement of the independent auditors;

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  reviewing and approving the scope of the annual audit and the audit fee;

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  discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

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  approving the retention of the independent auditors to perform any proposed permissible non-audit services;

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  monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

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  reviewing our critical accounting policies and estimates;

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  overseeing our internal audit function, if any; and

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  annually reviewing the audit committee charter and the Audit Committee's performance.

Compensation Committee

        The current members of our Compensation Committee are Dr. Barrett, who is the chair of the committee, Dr. Siebert and Mr. Nuerge. Each of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC, The NASDAQ Global Market and the Internal Revenue Service. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. The Compensation Committee's responsibilities include:

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  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;

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  evaluating the performance of these officers in light of those goals and objectives;

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  setting the compensation of these officers based on such evaluations;

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  making recommendations to the Board of Directors regarding the compensation of directors;

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  reviewing and approving the terms of any employment agreements with our chief executive officer and other executive officers;

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  making recommendations to the Board of Directors regarding the adoption of incentive compensation plans and equity based plans and administering these plans, including the issuance of stock options and other awards under our stock plans;

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  oversight of the succession planning function for succession of senior management positions including the position of Chief Executive Officer; and

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  reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Governance and Nominating Committee

        The current members of our Governance and Nominating Committee are Mr. Newhall, who is the chair of the committee, and Dr. Barrett. Each of the members of our Governance and Nominating Committee are independent under the applicable rules and regulations of the SEC and The NASDAQ Global Market. The Governance and Nominating Committee held no meetings during the last fiscal year. The Governance and Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. The Governance and Nominating Committee's responsibilities include:

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  making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board;

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  overseeing our corporate governance guidelines; and

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  reporting and making recommendations to our Board concerning governance matters.

Other Committees

        Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Transactions with Related Persons

Procedures for Related Person Transactions

        Our Audit Committee is responsible for reviewing and approving all material transactions with any related person on a continuing basis. Related persons can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members. This obligation is set forth in writing in our Audit Committee charter. We may not enter into a related person transaction unless our Audit Committee has reviewed and approved such transaction.

Transactions with Related Persons and Certain Control Persons

        Other than the transactions set forth below, since January 1, 2012, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties. The transactions described below were ratified by the Audit Committee under the Audit Committee Charter.

        We employ the adult son of Victor Vaughn, our Senior Vice President of Sales and Marketing, in a non-executive position as a Regional Sales Director. We employed his adult son for two months prior to the date on which we employed Mr. Vaughn. This individual, who does not reside with and is not supported financially by Mr. Vaughn, earned total cash compensation for fiscal 2014 of $166,227 and $132,148 for fiscal 2013, which is commensurate with his peers. Mr. Vaughn's son is employed on an "at will" basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to his relationship with Mr. Vaughn. In addition, the criteria used to complete the hiring decision regarding Mr. Vaughn's son were the same criteria used to hire other Regional Sales Directors.

        We employ another adult son of Mr. Vaughn in a non-executive, non-managerial capacity as a Sales Representative. Management has reviewed this relationship and affirmatively determined that it does not constitute a material relationship between Mr. Vaughn's son and us because the son is employed on an "at will" basis in a non-executive, non-managerial position and has not received during any twelve-month period within the last three years more than $120,000 in direct compensation from us. Compensation paid to Mr. Vaughn's son in any twelve-month period was determined on the same basis as our other employees of similar function and the criteria that was used to complete the hiring decision regarding Mr. Vaughn's son was the same criteria used to hire other Sales Representatives. Mr. Vaughn and his son do not reside at the same residence.

Meetings

        During the year ended December 31, 2014, the Board of Directors held a total of eleven meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable, except for Mr. Newhall, who attended 73% of the meetings.

        Each member of the Board of Directors who is up for election at an Annual Meeting of Stockholders or who has a term that continues after such meeting is expected to attend the Annual Meeting of Stockholders. Mr. Khattar attended the 2014 Annual Meeting of Stockholders held on May 22, 2014.

Stockholder Communications with the Board of Directors

        We have established procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of Supernus Pharmaceuticals, Inc. at 1550 East Gude Drive, Rockville, MD 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Limitation of Liability and Indemnification Arrangements

        As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

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  any breach of the director's duty of loyalty to us or our stockholders;

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  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

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  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, our amended and restated bylaws provide that:

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  we will indemnify our directors, officers and, at the discretion of our Board, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

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  advance expenses, including attorneys' fees, to our directors and, at the discretion of our Board, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

        We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

        At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF SUPERNUS

        The following table sets forth the names and ages of our executive officers and key employees as of the date of this proxy.

Name	Age	Position(s)
Jack A. Khattar	53	President, Chief Executive Officer & Secretary, Director
Gregory S. Patrick	63	Vice President, Chief Financial Officer
Padmanabh P. Bhatt, Ph.D.	57	Senior Vice President, Intellectual Property, Chief Scientific Officer
Jones W. Bryan, Ph.D.	50	Vice President of Business Development
Stefan K.F. Schwabe, M.D., Ph.D.	63	Executive Vice President of Research and Development, Chief Medical Officer
Victor Vaughn	57	Senior Vice President, Sales and Marketing

        Jack A. Khattar.    See "Election of Directors."

        Gregory S. Patrick has served as our Chief Financial Officer since November 2011. Previously, he served as Chief Financial Officer for three privately held life sciences companies; R012 (2010-2011); Bionor Immuno (2008-2010); and Sopherion Therapeutics (2004-2008). From 2001 through 2004, he served as Chief Financial Officer for Medimmune, and from 1999 to 2001, as Chief Financial Officer of Ventiv Health. Mr. Patrick served in a variety of positions at Merck & Co. from 1985 through 1999, including Vice President and Controller of Merck's Manufacturing Division, Executive Director of Corporate Planning and Reporting, and Executive Director of Financial Evaluation & Analysis. He started his career with Exxon Chemical Company in engineering, subsequently joining Booz, Allen Hamilton as a management consultant and Avco Corporation as a financial manager. He holds B.S. and M.E. degrees from Rensselaer Polytechnic Institute in Environmental Engineering with a minor in Chemical Engineering, and an MBA in Finance from New York University.

        Padmanabh P. Bhatt, Ph.D., has served as our Senior Vice President of Intellectual Property and Chief Scientific Officer since March 2012. Prior to that, he served as our Vice President of Pharmaceutical Sciences since 2005. From 2003 to 2005, Dr. Bhatt was Vice President of Advanced Drug Delivery at Shire Laboratories Inc. From 2001 to 2003, Dr. Bhatt served as Vice President of Research and Development and Chief Technology Officer at Point Biomedical Corporation. From 1996 to 2001, he served at ALZA Corporation (now a Johnson & Johnson company) in various positions from Product Development Manager to Director of Technical Development. Prior to that time, Dr. Bhatt has held positions as Research Specialist and Group Leader of Novel Drug Delivery at Dow Corning Corporation (from 1992 to 1996) and Senior Scientist at Hercon Laboratories (from 1989 to 1992). Dr. Bhatt earned his B.Pharm. and M.Pharm. degrees from the University of Bombay, India. He also holds M.S. and Ph.D. degrees in Pharmaceutical Chemistry from the University of Kansas.

        Jones W. Bryan, Ph.D., has served as our Vice President of Business Development since 2005. From 2000 to 2005, he served as Vice President Business Development for Shire Laboratories Inc. Prior to that, Dr. Bryan was Director of Business Development for Pharmaceutics and Clinical Supply Manufacturing for AAI. He began his career with Schering Plough in Pharmaceutics and Formulation Development. Dr. Bryan earned his B.S. degree in Zoology from Clemson University, Ph.D. degree in Pharmaceutics from the Medical University of South Carolina and Executive Management Certificate from the University of North Carolina Kenan-Flagler Business School. He is a member of the Licensing Executives Society and serves on Clemson University's Spiro Institute Entrepreneurship Advisory Board. As reported in a Current Report on Form 8-K dated March 27, 2015, Dr. Bryan resigned from the Company effective April 9, 2015, to pursue other interests.

        Stefan K. F. Schwabe, M.D., Ph.D., has served as our Executive Vice President of Research and Development and Chief Medical Officer since July 2012. Prior to that, Dr. Schwabe served as Chief Operating Officer at DemeRx, a privately-held biotech company, working in the area of addiction. From 2006 to 2010 Dr. Schwabe served as Vice-President for Project Direction for Neurology Projects at Sanofi-Aventis and from 2004 to 2006 he served as the Executive Director, US Clinical Development and Medical Affairs, Neuroscience for Novartis. From 1998 to 2004, Dr. Schwabe served as the Global Project Leader—Topamax for Johnson & Johnson. Dr. Schwabe served as Medical Director at Gabitril & Seroxat in the Health Care Strategy Unit, International Operations for Novo Nordisk, and both International Project Team Leader and International Clinical Team Leader—Trileptal and Scientific Investigator for Ciba-Geigy. Dr. Schwabe also served as Chief Resident, Department of Neurology for the Medical College of Wisconsin in Milwaukee, Wisconsin. Dr. Schwabe received his Bachelor of Science in Chemistry from Florida International University, his M.D. from the Ludwig-Maximilians University in Munich, Germany and his Ph.D./Doctorate from the Department of Toxicology at the Technical University of Munich, Germany.

        Victor Vaughn has served as our Senior Vice President of Sales and Marketing since June 2014. From January 2013 to June 2014, he served as Senior Vice President of Sales. Prior to that, Mr. Vaughn was a Pharmaceutical Consultant for Mt. Zion Consulting. From 1992 through 2005 Mr. Vaughn led the sales organization at Shire Pharmaceuticals, last serving as Senior Vice-President of Sales. Prior to that time, Mr. Vaughn was a Director, Hospital Sales for Fujisawa and held various positions at SmithKline Beecham, including Associate Director-Management Development. Mr. Vaughn earned his B.S. in Business Administration from East Tennessee State University.

 EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

        The Compensation Committee hired Radford, an independent compensation consulting company, to assist in determining the appropriate levels of compensation for the executives of the Company. Radford was engaged to select and review compensation at peer companies to determine the current compensation for similar officers at those companies. For purposes of the review, compensation includes salary, bonus target percentages and stock compensation.

        Based on recommendations from Radford, the Compensation Committee determined and approved the appropriate levels of salary and bonus for each of the executives and recommended stock option awards for each of the executives. These awards were reviewed and approved by the Board of Directors.

        Radford did not provide any services to the Company other than the work discussed above. The Company is not aware of any conflicts of interest among the Company, Radford or the Compensation Committee.

Summary Compensation Table

        The following table shows the compensation earned by our named executive officers ("NEOs") during the fiscal years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jack A. Khattar	2014	$485,714	$858,518	$292,000	$14,901	$1,651,133
Chief Executive Officer,	2013	462,938	1,878,350	231,750	15,251	2,588,289
President & Secretary
Gregory S. Patrick	2014	317,884	276,910	118,000	15,821	728,615
Vice President, Chief	2013	308,875	335,420	109,015	15,941	769,251
Financial Officer
Stefan K.F. Schwabe, M.D., Ph.D.	2014	342,444	221,528	143,000	34,973	741,945
Executive Vice President of	2013	332,755	95,834	111,846	37,316	577,751
Research and Development,
Chief Medical Officer

(1)
Our NEOs will only realize compensation to the extent the market price of our common stock at date of exercise is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to our consolidated financial statements included in our Annual Report to Stockholders.

(2)
Amounts represent annual performance bonus compensation earned for the years ended December 31, 2014 and 2013 based on pre-established performance objectives. Annual performance bonus compensation for 2014 and 2013 was paid in early 2015 and early 2014, respectively.

(3)
Amounts include the premium amounts paid by us for life insurance coverage for each NEO, plus the employer matching contributions made on behalf of each NEO to our 401(k) plan along with compensation expense related to participation in the Company's Employee Stock Purchase Program. Dr. Schwabe's other compensation also includes travel and residence rental expense of $17,500 for fiscal year 2014 and $20,000 for fiscal year 2013.

Employment Agreement, Offer Letters and Severance Benefits

Jack A. Khattar

        On December 22, 2005, we entered into an Employment Agreement with Mr. Khattar, our President and Chief Executive Officer, providing for his continued employment, effective as of the signing date. This employment agreement provides that Mr. Khattar's employment is at-will and may be terminated by either us or him at any time for any or no reason. Mr. Khattar's base salary was originally set at $359,000 per year, subject to review and increases from time to time by our Board based on Mr. Khattar's and the Company's performance. Mr. Khattar's annual bonus was 50% for 2014, based on achievement of certain performance milestones identified by our Board in consultation with Mr. Khattar. Furthermore, he is eligible to participate in our group benefits programs, including but not limited to, medical insurance, vacation and retirement plans, and will be provided with life insurance and the ability to participate in a 401(k) plan.

        In the event Mr. Khattar is terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement to include, among other things, any material reduction in base compensation or material diminution in title, duties or responsibilities as President and Chief Executive Officer, Mr. Khattar will be entitled to receive (i) continued payment of his base salary for 18 months, (ii) an amount equal to the most recent annual bonus paid to him which shall be payable over 18 months, and (iii) continuation of his taxable and non-taxable benefits for 18 months, subject to the limits under applicable law. In the event that Mr. Khattar is terminated for cause or he terminates his employment without good reason, Mr. Khattar will not be entitled to the payments and benefits described above, unless mutually agreed upon in writing. Mr. Khattar's employment agreement also includes a non-solicitation covenant and a non-compete covenant for at least one year following the termination of Mr. Khattar's employment.

        On February 29, 2013, we entered into an amended and restated employment agreement with Mr. Khattar effective January 1, 2013. Mr. Khattar's salary for fiscal year 2013 was $463,500, which will remain subject to review and increases from time to time by our Board of Directors based on Mr. Khattar's and the Company's performance. Mr. Khattar's amended and restated employment agreement contains other terms that are identical in all material respects to the terms of Mr. Khattar's previous employment agreement. Effective January 1, 2015, the Compensation Committee approved an increase in Mr. Khattar's annual salary to $525,000.

        In addition, the Company entered into an amendment to Mr. Khattar's employment agreement to revise terms related to termination benefits upon a change in control. Under the amendment, Mr. Khattar's stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements.

Other Officers

        Each of Mr. Patrick, Dr. Bryan, Dr. Schwabe and Mr. Vaughn has entered into a standard form of Executive Retention Agreement with the Company, which provides severance payments and other benefits in the event of a change of control of our company. We believe that the occurrence or potential occurrence of a change of control transaction could create uncertainty regarding the continued employment of these executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with severance benefits if the executive's employment terminates in connection with a change of control. The payment of change of control protection benefits (other than vesting of equity awards) is only triggered by a termination of employment.

        Under the Executive Retention Agreement, upon termination of employment by the Company prior to a change in control without cause or by the executive officer for good reason, the executive officer will be entitled to receive his base salary and health benefits for a period of twelve months following the termination date. In the event of termination of employment by the Company on the date of, or within twelve months after, a change in control without cause or by the executive officer for good reason, the executive officer will be entitled to receive his base salary and health benefits for a period of twelve months following the termination date, a lump-sum payment equal to the most recent annual bonus received by the executive officer, and the executive officer's stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements.

        The specific terms of the Executive Retention Agreements were approved by our Compensation Committee and ratified by our Board after consideration of a recommendation by Radford, our independent compensation consulting company, that the adoption of certain termination and change of control practices are consistent with the Company's peer group. The specific severance benefits payable to our executive officers are set forth below under "Potential Payments upon Termination or Change of Control."

        Pursuant to the terms of the offer letter with Dr. Bhatt, he is entitled to receive six months of severance pay in connection with a restructuring of the Company that results in the elimination of his position.

Pension Benefits

        Our NEOs did not participate in or have account balances in any qualified or nonqualified defined benefit plans sponsored by us. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.

Deferred Compensation

        Our Chief Executive Officer and one other executive officer participate in the Supernus Supplemental Executive Retirement Plan ("SERP"). The Supernus SERP was established for the sole purpose of receiving funds from a previous SERP and providing a continual deferral program under the Supernus SERP. The Company has not made, and has no plans to make, contributions to the SERP.

Grants of Plan-Based Awards

        During fiscal year ended December 31, 2014, each of our NEOs participated in our performance-based cash incentive plan in which each officer was eligible for the awards set forth in the following table. The following table also sets forth information regarding equity awards granted to our NEOs during the year ended December 31, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				All Other Options Awards:
					Exercise or Base Price of Option Awards(1) ($/sh)
						Grant Date Fair Value of Stock and Options Awards(2) ($)
				Number of Securities Underlying Options(#)
Name	Grant Date	Target ($)	Maximum ($)
Jack A. Khattar	1/23/2014	$243,338	$243,338	150,000	$9.56	858,518
Gregory S. Patrick	1/21/2014	111,395	111,395	50,000	$9.24	276,910
Stefan K.F. Schwabe, M.D., Ph.D.	1/21/2014	120,001	120,001	40,000	$9.24	221,528

(1)
Amounts represent the closing market price of our common stock on the date of the grant.

(2)
Amounts reflect the aggregate grant date fair value of the awards calculated in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

        The table below sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2014.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Jack A. Khattar	—	150,000	$9.56	1/23/2024	69,000	$572,700
	75,000	225,000	$7.90	2/5/2023
Gregory S. Patrick	—	50,000	$9.24	1/21/2024
	17,500	52,500	$7.90	2/5/2023
	78,750	26,250	$5.88	12/16/2021
Stefan K.F. Schwabe, M.D., Ph.D.	—	40,000	$9.24	1/21/2024
	5,000	15,000	$7.90	2/5/2023
	47,500	47,500	$12.92	8/9/2022

(1)
All stock options and stock awards vest over four years in four equal installments of 25% each on the first four anniversaries from the date of grant.

(2)
The fair value of our common stock as of the date of grant as determined based on observable market prices of our common stock.

Option Exercises and Stock Vested

        The table below sets forth certain information regarding options to purchase our common stock that were exercised by our NEOs during 2014.

Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)
Jack A. Khattar	—	—
Gregory S. Patrick	—	—
Stefan K.F. Schwabe, M.D., Ph.D.	—	—

(1)
Amount based on the difference between the exercise price of the options and the closing market price of our common stock on the exercise date.

Potential Payments upon Termination or Change in Control

        Assuming Mr. Khattar's employment is terminated without cause or he resigns for good reason, or he resigns for good reason after a change of control, each such term as defined in Mr. Khattar's employment agreement, on December 31, 2014, the estimated values of payments and benefits to Mr. Khattar are set forth in the following table. Assuming Mr. Patrick's, Dr. Bryan's, Dr. Schwabe's or Mr. Vaughn's respective employment is terminated without cause or he resigns for good reason, or he resigns for good reason after a change of control, each such term as defined in the Executive Retention Agreement, on December 31, 2014, the estimated values of payments and benefits to these executives are set forth in the following table. In addition, the following table also sets forth the amount payable upon a restructuring of Supernus that results in the elimination of Dr.Bhatt's positions assuming the restructuring occurred on December 31, 2014.

	Benefit	Termination Upon a Restructuring	Termination Without Cause or Resignation for Good Reason	Resignation for Good Reason After a Change of Control
Jack A. Khattar	Base salary continuation		$730,013	$730,013
	Bonus(1)		292,000	292,000
	Continuation of benefits(2)		23,957	23,957

	Total		$1,045,970	$1,045,970

Gregory S. Patrick	Base salary continuation		$318,270	$318,270
	Bonus(3)		118,000	118,000
	Continuation of benefits(4)		1,067	1,067

	Total		$437,337	$437,337

Jones W. Bryan(5)	Base salary continuation		$265,225	$265,225
	Bonus(3)		86,000	86,000
	Continuation of benefits(4)		15,968	15,968

	Total		$367,193	$367,193

Padmanabh Bhatt	Severance	$162,318

Stefan K.F. Schwabe	Base salary continuation		$342,861	$342,861
	Bonus(3)		143,000	143,000
	Continuation of benefits(4)		15,961	15,961

	Total		$501,822	$501,822

Victor L. Vaughn	Base salary continuation		$283,250	$283,250
	Bonus(3)		88,000	88,000
	Continuation of benefits(4)		15,960	15,960

	Total		$387,210	$387,210

(1)
Amount shown for bonus in connection with a change in control represents the bonus payment Mr. Khattar would have earned based on the assumption that his employment terminated as of the last day of fiscal 2014, in accordance with his employment agreement. The amount set forth in the table reflects the most recent bonus paid to Mr. Khattar under our annual cash incentive plan as of December 31, 2014.

(2)
Amounts shown for continuation of benefits represent estimates for the continuation of health, medical, life and group life insurance benefits afforded to Mr. Khattar and eligible family members in accordance with his employment agreement.

(3)
Amounts shown for bonus in connection with the Executive Retention Agreement represent the bonus payment to the executive based on a lump-sum payment equal to the most recent annual bonus received by the Executive.

(4)
Amounts shown for continuation of benefits represent estimates for the continuation of health, medical, life and group life insurance benefits afforded to the executive officer and eligible family members in accordance with his employment agreement.

(5)
As reported in a Current Report on Form 8-K dated March 27, 2015, Dr. Bryan resigned from the Company effective April 9, 2015.

 DIRECTOR COMPENSATION

        Under our director compensation structure for 2014, non-employee directors received the following:

  •
  Annual retainer of $25,000 for non-chairman members and $30,000 for the Chairman, paid annually; and

  •
  Annual retainer ranging from $3,750 to $8,000 for service on a committee, and $8,000 to $18,000 for service as the Chairman of a committee.

        Our employee director receives no compensation for serving as a director.

        The following table sets forth a summary of the compensation we paid to directors in 2014.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
James Barrett, Ph.D.	$45,750	(2)	$41,298	$87,048
Frederick M. Hudson	43,000	(3)	41,298	84,298
Charles W. Newhall, III	33,000	(4)	41,298	74,298
William A. Nuerge	38,000	(5)	41,298	79,298
John M. Siebert, Ph.D.	38,000	(6)	41,298	79,298

(1)
Amounts represent the grant date fair value of our common stock in accordance with ASC 718.

(2)
As Chairman of the Board, Dr. Barrett received a $30,000 annual retainer, $12,000 for service as Chairman of the Compensation Committee and $3,750 for services as a member of the Governance and Nominating Committee.

(3)
Mr. Hudson received a $25,000 annual retainer and $18,000 for service as Chairman of the Audit Committee.

(4)
Mr. Newhall received $25,000 annual retainer and $8,000 for service as Chairman of the Governance and Nominating Committee.

(5)
Mr. Nuerge received a $25,000 annual retainer and $8,000 for service as a member of the Audit Committee and $5,000 for service as a member of the Compensation Committee.

(6)
Dr. Siebert received a $25,000 annual retainer and $8,000 for service as a member of the Audit Committee and $5,000 for service as a member of the Compensation Committee.

Stock Option Awards

        For more information regarding stock option awards and restricted stock granted to our NEOs and directors, see the sections entitled "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" and "Director Compensation."

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T with Ernst & Young, LLP, our independent registered public accounting firm.

        The Audit Committee has received written disclosures from Ernst & Young, LLP required by applicable requirements of the Public Company Accounting Oversight Board which relate to the accountant's independence from us and has discussed with Ernst & Young, LLP their independence from us. The Audit Committee has considered whether the provision of the services provided by Ernst & Young, LLP is compatible with maintaining Ernst & Young, LLP's independence.

        Based on the review and discussions referenced above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee:
Frederick M. Hudson, Chair William A Nuerge John M. Siebert, Ph.D.

 PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young, LLP as our independent registered public accounting firm ("IRPA Firm") for the fiscal year ending December 31, 2015. The IRPA Firm has served as our independent auditors since 2007, when our Board of Directors approved the engagement of Ernst & Young, LLP as our IRPA Firm. The IRPA Firm is considered by management to be well qualified.

        Appointment of the IRPA Firm is not required to be submitted to a vote of our stockholders for ratification. However, the Board of Directors has determined that the matter should be presented to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the IRPA Firm and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different IRPA Firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

        A representative from the IRPA Firm is expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

        The following table sets forth the aggregate fees for services rendered to us by the IRPA Firm for the years ended December 31, 2014 and 2013.

	2014	2013
Audit fees	$510,000	$474,000
Audit-related fees	28,718	125,751
Tax fees	97,246	14,000
All other fees	—	—

Total	$635,964	$613,751

        Audit Fees:    These amounts include fees for professional services rendered in auditing our financial statements set forth in our Forms 10-K for the years ended December 31, 2014 and 2013 year-end audit and the reviews of our quarterly financial statements set forth in our Forms 10-Q in 2014 and 2013.

        Audit-Related Fees:    These amounts consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These fees were for professional services incurred in connection with accounting consultations and consultation regarding financial accounting and reporting standards.

        Tax Fees:    These amounts consisted of fees for services including assistance with IRC Section 382 change in ownership analysis, tax compliance and the preparation of tax returns and tax consultation services.

        The Audit Committee has considered and determined that the non-audit services provided by the IRPA Firm in 2014 and 2013 are compatible with maintaining the auditor's independence.

        All of the audit and audit-related services provided by Ernst & Young, LLP described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by Supernus' independent auditors, to the extent that rule was applicable during fiscal year 2014. On an ongoing basis, management will communicate specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee will review these requests and advise management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors will report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

        The Board of Directors recommends a vote "FOR" the ratification of the selection of Ernst & Young, LLP as our independent public accounting firm for the year ending December 31, 2015.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10 percent of a registered class of Supernus' equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        During 2014, there were no late Form 3 or Form 4 filings made by any of our directors and executive officers except for one Form 4 filing by John M. Siebert and one Form 4 filing by Jack A. Khattar. In making these disclosures, we have relied on written representations of our directors and executive officers and copies of reports that we have filed on their behalf with the SEC.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Stockholders intending to submit proposals (other than a director nomination) to be included in our proxy statement for the Annual Meeting of Stockholders to be held in 2016 must send their proposals to the Secretary of Supernus at 1550 East Gude Drive, Rockville, MD 20850 no later than December 8, 2015. Such proposals must relate to matters appropriate for stockholder action and be consistent with the SEC's rules and regulations regarding the inclusion of stockholder proposals in our proxy materials set forth in Rule 14a-8. With respect to director nominations, stockholders should refer to the Corporate Governance section of this Proxy Statement.

        Stockholders intending to present proposals at our 2016 Annual Meeting, and not intending to have such proposals included in our 2016 proxy statement, must send their written proposal to the Secretary of Supernus at 1550 East Gude Drive, Rockville, MD 20850 no earlier than January 21, 2016 and no later than February 21, 2016 and such written proposal must be in accordance with the requirements set forth in our Amended and Restated Bylaws. If notification of a stockholder proposal is not received by the above date, we may vote, in our discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

        Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2014) accompanies this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

 LIST OF APPENDICES

Appendix
Proxy Card	A

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Appendix A

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 021ELB 2 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Supernus Pharmaceuticals, Inc. IMPORTANT ANNUAL MEETING INFORMATION + A Proposals — The Board recommends a vote FOR all the nominees and FOR Proposal 2. For Against Abstain 2. Proposal to ratify Ernst & Young, LLP as the independent public accounting firm for the fiscal year ending December 31, 2015. 01 - Georges Gemayel 1. Election of Directors: For Withhold 02 - John M. Siebert For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 3 1 5 7 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Standard Time, on May 19, 2015. Vote by Internet • Go to www.investorvote.com/SUPN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

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. Notice of 2015 Annual Meeting of Stockholders Supernus Pharmaceuticals, Inc. 1550 East Gude Drive, Rockville, MD 20850 Proxy Solicited on behalf of the Board of Directors for Annual Meeting on May 21, 2015 Mr. Jack A. Khattar or Mr. Gregory S. Patrick or any of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Supernus Pharmaceuticals, Inc. to be held on May 21, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy – Supernus Pharmaceuticals, Inc. 2015 Annual Meeting Admission Ticket 2015 Annual Meeting of Supernus Pharmaceuticals, Inc. Stockholders Thursday, May 21, 2015, 10:00 AM Local Time Supernus Pharmaceuticals, Inc. 1550 East Gude Drive, Rockville, MD 20850 Upon arrival please present photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. Copies of the Proxy Statement and our 2014 Annual Report to Stockholders are available at: www.edocumentview.com/SUPN qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

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QuickLinks

QUORUM AND REQUIRED VOTE
REVOCABILITY OF PROXY
DISSENTER'S RIGHT OF APPRAISAL
PERSONS MAKING THE SOLICITATION
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF SUPERNUS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
ANNUAL REPORT
LIST OF APPENDICES